                                                                  Exhibit 99.1

FIRST EMPIRE STATE CORPORATION
RETIREMENT SAVINGS PLAN AND TRUST

FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
December 31, 1997 and 1996

     FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
               FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION


INDEX


                                                                                                           Page
                                                                                                           -----
Report of independent accountants..........................................................................    3
Financial statements:
 Statement of net assets available for plan benefits as of December 31, 1997 and 1996......................    4
 Statement of changes in net assets available for plan benefits for the years ended December 31, 1997 and
   1996.....................................................................................................   5
 Notes to financial statements.............................................................................    6
 Exhibit I--Allocation of net assets available for plan benefits to investment programs as of December 31,
   1997 and 1996............................................................................................  12
 Exhibit II--Allocation of changes in net assets available for plan benefits to investment programs for the years ended December 31, 1997 and 1996...................................................................  14

Additional information:
 Schedule I--Schedule of assets held for investment at December 31, 1997...................................   16
 Schedule II--Schedule of transactions in excess of 5% of fair value of plan assets for the year ended
   December 31, 1997.......................................................................................   17

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Participants and Administrative Committee of the First Empire State Corporation
Retirement Savings Plan and Trust

    We have audited the accompanying statement of net assets available for plan benefits of the First Empire State Corporation Retirement Savings Plan and Trust (the Plan) as of December 31, 1997 and 1996 and the related statement of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's Administrative Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan's Administrative Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to in the first paragraph of this report present fairly, in all material respects, the net assets available for plan benefits of the First Empire State Corporation Retirement Savings Plan and Trust at December 31, 1997 and 1996, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

    Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

 /s/ PRICE WATERHOUSE LLP



BUFFALO, NEW YORK
March 10, 1998

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                                                          DECEMBER 31
                                                                                 ----------------------------
                                                                                      1997          1996
                                                                                 -------------  -------------
Assets

Cash...................................................................             $  229,356      5,914,067

Investments, at current value:
  Short-term investments (cost: $180,378 in 1997 and $27,300,067 in
    1996)................................................................              180,378     27,300,067
  Common stock (cost: $32,526,509 in 1997 and $27,304,900 in 1996).......          105,777,270     62,420,544
  Mutual fund investments:
  Money market fund (cost: $9,381,619 in 1997 and $10,190,613 in 1996)...           9,381,619      10,190,613
  Capital appreciation equity fund (cost: $7,447,974 in 1997)............           8,130,948        --
  Growth & income equity fund (cost: $30,329,520 in 1997)................          30,744,915        --
  U.S. Government securities fund (cost: $5,412,869 in 1997).............           5,546,110        --
  International stock fund (cost: $2,638,388 in 1997)....................           2,531,197        --
  Loans to participants (cost: $3,938,409 in 1997 and $3,103,865 in
    1996)................................................................           3,938,409       3,103,865
                                                                                 -------------  -------------
      Total investments..................................................         166,230,846     103,015,089
Receivables:
  Due from broker........................................................              67,400         758,309
  Employee contributions ................................................             276,501         227,730
  Employer contributions.................................................             156,473         129,898
  Interest and dividends.................................................                --            31,363
                                                                                 -------------  -------------
      Total receivables..................................................             500,374       1,147,300
                                                                                 -------------  -------------
      Total assets.......................................................         166,960,576     110,076,456
                                                                                 -------------  -------------
                                                                                 -------------  -------------

Liabilities

Due to broker..........................................................               314,800       --
                                                                                 -------------  -------------
Net assets available for plan benefits.................................          $166,645,776    110,076,456
                                                                                 -------------  -------------
                                                                                 -------------  -------------

See accompanying notes to financial statements.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS


                                                                                          YEAR ENDED DECEMBER 31
                                                                                       -----------------------------
                                                                                         1997           1996
                                                                                       --------------  -------------
Additions to net assets available for plan benefits

Net investment income:
  Interest..........................................................................  $      816,306      1,276,752
  Dividends.........................................................................       7,313,262        937,337
  Net realized gain on sale of investments..........................................         491,325      3,720,698
  Net appreciation in current value of investments..................................      39,916,110     14,335,054
                                                                                       --------------  -------------
      Total net investment income...................................................      48,537,003     20,269,841

Contributions:
  Employee..........................................................................      10,102,904      9,935,774
  Employer..........................................................................       5,220,624      4,723,965
                                                                                       --------------  -------------
      Total contributions...........................................................      15,323,528     14,659,739
                                                                                       --------------  -------------
                                                                                          63,860,531     34,929,580
Deductions from net assets available for plan benefits

Benefit payments to participants..................................................       (7,291,211)    (5,745,436)
                                                                                       --------------  -------------
Net increase in net assets available for plan benefits............................       56,569,320     29,184,144

Net assets available for plan benefits at beginning of year.......................      110,076,456     80,892,312
                                                                                       --------------  -------------
Net assets available for plan benefits at end of year.............................   $  166,645,776    110,076,456
                                                                                       --------------  -------------
                                                                                       --------------  -------------

See accompanying notes to financial statements.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                       Notes to Financial Statements


1. DESCRIPTION OF PLAN

GENERAL

    The following description of the First Empire State Corporation Retirement Savings Plan and Trust ("the Plan") is provided for general information purposes and is qualified in its entirety by reference to the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

ELIGIBILITY AND PARTICIPATION

    The Plan is a defined contribution plan and exists for the benefit of permanent employees of First Empire State Corporation and its subsidiaries ("the Company"). Persons who are at least 21 years of age and have completed 12 months of continuous service are eligible to participate in the Plan. Effective January 1, 1997, eligible employees could elect to participate in the Plan as of the first day of the month subsequent to the month in which the employees become eligible. Prior thereto eligible employees could elect to participate in the Plan effective the first day of any January, April, July or October subsequent to meeting the eligibility criteria.

ADMINISTRATION

    The Plan is administered by a committee ("Administrative Committee") which is appointed by the Board of Directors of Manufacturers and Traders Trust Company ("M&T Bank"), a wholly owned subsidiary of First Empire State Corporation ("First Empire"). The assets of the Plan are held by M&T Bank, as Trustee. Watson Wyatt & Company, an actuarial and consulting firm, provides recordkeeping services on an individual participant basis to the Plan.

    The Board of Directors of M&T Bank has the right to terminate, amend or modify the Plan at any time subject to the Plan provisions. Upon Plan termination, participants would receive the assets allocated to their accounts.

CONTRIBUTIONS

    Contributions to the Plan are made by participants through salary reduction and by the Company through employer matching contributions. Participants may elect to reduce their compensation by a specified whole percentage not to exceed 10%, subject to certain limitations under Section 401(k) and Section 415 of the Internal Revenue Code. The Company remits to the Plan on behalf of each participant the amount by which the participant's compensation is reduced. In addition, the Company makes an employer matching contribution in an amount equal to 75% of the participant's contribution. Such matching contribution is limited to 4.5% of the participant's compensation. Compensation is generally defined in the Plan to mean a participant's base salary and 75% of participants' sales commissions, for those participants paid primarily by commissions, for the calendar year, but excluding any other form of additional compensation. Generally, total annual employee contributions may not exceed the lesser of 25% of compensation, as defined in the Internal Revenue Code, or $30,000, adjusted for inflation. An individual participant's pre-tax contribution was limited to $9,500 in 1997 and 1996. Contributions above this limit were treated as post-tax contributions.

    Participants' accounts, including all salary reduction contributions, employer matching contributions and increments thereon are at all times fully vested and nonforfeitable.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                  Notes to Financial Statements, continued


1. DESCRIPTION OF PLAN (CONTINUED)

INVESTMENT PROGRAMS

    Effective January 1, 1997, participants could invest their salary reduction contributions in 5% increments in any of six investment options:

        First Empire stock fund--funds are invested in the common stock of First Empire.

        Money-market fund--funds are invested in shares of a mutual fund that invests mainly in short-term fixed income securities.

        Capital appreciation equity fund--funds are invested in shares of a mutual fund that invests mainly in common stocks issued by mid-size companies, with the primary objective of maximizing long-term capital appreciation.

        Growth and income equity fund--funds are invested in shares of a mutual fund that invests primarily in common stocks of mid-size companies, which seeks long-term growth of capital and income.

        U.S. Government securities fund--funds are invested in shares of a mutual fund that invests largely in securities issued by the U.S. Government or its agencies.

        International stock fund--funds are invested in shares of a mutual fund that invests in common stock of international companies.

    Prior to January 1, 1997, fund allocations were required to be made in 25% increments. A separate account is maintained for each participant's interest in each fund. There were 3,803 participants in the First Empire stock fund, 1,335 in the money-market fund, 1,658 in the capital appreciation equity fund, 3,211 in the growth and income equity fund, 1,199 in the U.S. Government securities fund, and 1,139 in the international stock fund at December 31, 1997. A total of 4,317 employees of the Company were active participants in the Plan at December 31, 1997. The allocation of net assets available for Plan benefits to investment programs and allocation of changes in net assets available for Plan benefits to investment programs are set forth in Exhibit I and II, respectively.

    Effective January 1, 1997, participants could, in accordance with the rules of the Plan, transfer existing balances among the available investment funds, reduce or increase the percentage of salary reduction elected and/or redirect their current salary reduction contributions into different funds effective the first day of any month. Prior thereto, election changes were effective the first day of January, April, July and October. Contributions may be suspended at any time.

EMPLOYER MATCHING CONTRIBUTIONS

    Employer matching contributions have been invested in the above funds in the same proportion as elected by the participants.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                   Notes to Financial Statements, continued

DESCRIPTION OF PLAN (CONTINUED)

LOANS TO PARTICIPANTS

    Upon written application to the Administrative Committee, participants may borrow from their account an amount not to exceed the lesser of (1) 50% of the participant's vested account balance as of the most recent valuation date or (2) $50,000 reduced by the participant's highest outstanding loan balance in the twelve months prior to the date of loan origination. The minimum loan amount is $1,000. Loans bear interest at one percentage point above prime as designated by M&T Bank and are repaid in equal installments through after-tax payroll deductions for a period of up to five years.

WITHDRAWALS AND DISTRIBUTIONS

    A participant undergoing financial hardship may make withdrawals from the Plan while employed by the Company, subject to Plan limitations. Upon termination of employment for any reason, participants are entitled to a distribution of the full amount of individual account balances as of the revaluation date immediately following such termination of service.

    Unless the participant elects otherwise, distribution of the full amount of the participant's account balance will be made no later than 60 days after the close of the calendar year in which the last of the following occurs: (a) the participant attains age 65, (b) the tenth anniversary of the year in which participation began, or (c) the participant terminates service with the Company. The participant may elect to defer distribution of either the minimum required under Internal Revenue Code Section 401 (a)(9) or the entire balance, until no later than April 1 of the calendar year following the year in which age 70-1/2 is attained or until the participant's termination of employment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The accounts of the plan are maintained on the accrual basis. Certain prior year balances have been reclassified to conform with the current year presentation.

INVESTMENTS

    Investments are reported on a current value basis. Investments of the First Empire stock fund, money-market fund, capital appreciation equity fund, growth and income equity fund, U.S. Government securities fund and the international stock fund are traded on national securities exchanges and are valued using the last reported sales price prior to the close of the Plan year. Investments representing 5% or more of net assets available for plan benefits consisted of the common stock of First Empire, the Vision Group of Funds, Inc. Growth and Income Fund and the Vision Group of Funds, Inc. Money Market Fund at December 31, 1997 and the common stock of First Empire and the Vision Group of Funds, Inc. Money Market Fund at December 31, 1996. Loans to participants are valued by the Administrative Committee as no active market exists for such loans. The current value of loans, which are fully secured by a portion of the participant's vested benefits, approximates the outstanding principal balance of the loans at both December 31, 1997 and 1996.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                   Notes to Financial Statements, continued

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS (CONTINUED)

    Investment income of the First Empire stock fund, money-market fund, capital appreciation equity fund, growth and income equity fund, U.S. Government securities fund and the international stock fund is allocated to participants based on their proportionate share of the net assets of the respective investment fund. Interest income on loans to participants is allocated to participants based on their respective loan agreement.

BENEFIT PAYMENTS TO PARTICIPANTS

    Benefit payments to participants are recorded when paid.

    Net assets available for plan benefits and benefit payments to participants reported on Internal Revenue Service Form 5500 differ from the amounts included in the financial statements by amounts payable to participants who have elected to make withdrawals from the Plan. Such amounts were $605,290 and $845,546 at December 31, 1997 and 1996, respectively.

ADMINISTRATIVE EXPENSES

    Expenses related to administration of the Plan are paid by the Company. Brokerage commissions, transfer taxes and similar costs of acquiring or selling securities are paid by the Plan. The Plan incurred brokerage commissions in 1997 and 1996 totaling $1,659 and $89,236, respectively. These amounts have been included in the statement of changes in net assets available for plan benefits in net realized gain on sale of investments for securities sold and net appreciation in current value of investments for securities acquired during the year.

3. INCOME TAXES

    The Internal Revenue Service issued a favorable determination letter in 1995 regarding the qualified and tax-exempt status of the Plan under Sections 401 and 501 of the Internal Revenue Code. Subsequent to receipt of the favorable determination letter the Plan was amended. The Administrative Committee is of the opinion that these amendments do not affect the qualified and tax-exempt status of the Plan and, accordingly, no provision has been made for income taxes.

    Participants are not subject to Federal or state income tax on employer matching contributions and pre-tax participant salary reduction contributions until such contributions are withdrawn or distributed. Participants are also not subject to Federal or state income tax on the earnings and appreciation of the assets of the Plan until such amounts are withdrawn or distributed.

4. PLAN AMENDMENTS

    Effective January 1, 1997, the plan was amended to enable participants to direct employee contributions in 5% increments in any of six investment options. The diversified equity fund and bond fund liquidated their long-term fixed income and equity investment securities at December 31, 1996 in order to facilitate their transition to two new mutual fund investment options; a growth and income equity fund, and a U.S. government securities fund, respectively. Two additional mutual funds, a capital appreciation equity fund and an international stock fund, were offered to participants effective January 1, 1997.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                   Notes to Financial Statements, continued

4. PLAN AMENDMENTS (CONTINUED)

    Effective January 1, 1997, participants may elect to change their investment options and allocations monthly. Additionally, newly eligible employees may elect to participate in the Plan as of the first day of the month subsequent to the month in which the employee becomes eligible.

    The Plan has been further amended such that, effective April 1, 1998, participants will be able to direct contributions into an equity income mutual fund.

5. RELATED PARTY TRANSACTIONS

    During 1997, the Plan acquired in the open market, in 34 transactions, 17,608 shares of First Empire common stock at a cost of $6,130,503. The Plan disposed of, in 24 transactions, 6,868 shares of First Empire common stock which resulted in proceeds of $1,837,420 and realized gains of $271,952. At December 31, 1997, the Plan held 227,478 shares of First Empire common stock with a total cost of $32,526,509 and a current value of $105,777,270.

    During 1996, the Plan acquired in the open market, in 29 transactions, 28,398 shares of First Empire common stock at a cost of $6,929,874. The Plan disposed of, in 22 transactions, 9,754 shares of First Empire common stock which resulted in proceeds of $2,399,040 and realized gains of $370,164. At December 31, 1996, the Plan held 216,738 shares of First Empire common stock with a total cost of $27,304,900 and a current value of $62,420,544.

6. Net realized gain (loss) on sale of investments

    Net realized gain (loss) on sale of investments is comprised of the following:

                                                                                                         NET
                                                                                                       REALIZED
                                                                            TOTAL        BASIS OF        GAIN
                                                                          PROCEEDS     ASSETS SOLD      (LOSS)
                                                                        -------------  ------------  ------------
For the year ended December 31, 1997:
  First Empire common stock...........................................  $   1,837,420     1,565,468  $    271,952
  Mutual fund investments:
    Capital appreciation equity fund..................................        180,250       172,618         7,632
    Growth & income equity fund.......................................      2,946,084     2,738,211       207,873
    U.S. Government securities fund...................................        908,748       908,407           341
    International stock fund..........................................        231,076       227,549         3,527
                                                                        -------------  ------------  ------------
                                                                        $   6,103,578     5,612,253  $    491,325
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------
For the year ended December 31, 1996:
  First Empire common stock...........................................  $   2,399,040     2,028,876  $    370,164
  Other common stock..................................................     43,707,738    40,187,901     3,519,837
  U.S. government and agency obligations..............................      7,767,988     7,900,005      (132,017)
  Corporate bonds.....................................................      3,182,987     3,220,273       (37,286)
                                                                        -------------  ------------  ------------
                                                                        $  57,057,753    53,337,055  $  3,720,698
                                                                        -------------  ------------  ------------
                                                                        -------------  ------------  ------------

    In accordance with the requirements of ERISA, the basis of assets sold is equal to either the current value at the beginning of the period, for securities held as of that date, or cost, for securities acquired during the year.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                   Notes to Financial Statements, continued

7. Net appreciation (depreciation) in current value of investments

    Net appreciation(depreciation)in current value of investments is comprised of the following:

                                                                        CURRENT        BASIS OF
                                                                        VALUE AT      ASSETS HELD        NET
                                                                         END OF         AT END      APPRECIATION
                                                                         PERIOD        OF PERIOD    (DEPRECIATION)
                                                                     --------------  -------------  -------------
For the year ended
  December 31, 1997:
    First Empire common stock......................................  $  105,777,270     66,985,579  $  38,791,691
    Mutual fund investments:
      Capital appreciation equity fund.............................       8,130,948      7,447,974        682,974
      Growth & income equity fund..................................      30,744,915     30,329,520        415,395
      U.S. Government securities fund..............................       5,546,110      5,412,869        133,241
      International stock fund.....................................       2,531,197      2,638,388       (107,191)
                                                                                                    --------------
                                                                                                    $  39,916,110
                                                                                                    --------------
                                                                                                    --------------
For the year ended
  December 31, 1996:
    First Empire common stock......................................  $   62,420,544     48,085,490  $  14,335,054
                                                                                                    -------------
                                                                                                    -------------

    In accordance with the requirements of ERISA, the basis of assets held at end of period is equal to either the current value at the beginning of the period, for securities held as of that date, or cost, for securities acquired during the year.

                                                                     EXHIBIT I

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

ALLOCATION OF NET ASSETS AVAILABLE FOR PLAN BENEFITS TO INVESTMENT PROGRAMS DECEMBER 31, 1997

                                                   CAPITAL                      U.S.
                                                 APPRECIATON    GROWTH &     GOVERNMENT   INTERNATIONAL
                    FIRST EMPIRE      MONEY-       EQUITY     INCOME EQUITY  SECURITIES      STOCK      PARTICIPANT
                     STOCK FUND     MARKET FUND     FUND          FUND          FUND          FUND      LOAN ACCOUNT      TOTAL
                   ---------------  -----------  -----------  -------------  -----------  ------------  ------------  -------------
Assets
Cash.............   $       5,954       33,009        4,157          8,626       30,292       147,318        --      $    229,356
Investments, at
  current value
Short-term
  investments
  (cost:
  $180,378)......         180,378       --           --            --            --            --            --           180,378
Common stock
  (cost:
  $32,526,509)...     105,777,270       --           --            --            --            --            --       105,777,270
Mutual fund
  investments:
Money market fund
  (cost: $9,381,619)      --         9,381,619       --            --            --            --            --         9,381,619
Capital
  appreciation
  equity fund
  (cost: $7,447,974)      --           --         8,130,948        --            --            --            --         8,130,948
Growth & income
  equity fund
  (cost:$30,329,520)      --           --            --         30,744,915       --            --            --        30,744,915
U.S. Government
  securities fund
  (cost: $5,412,869)      --           --            --            --         5,546,110        --            --         5,546,110
International
  stock fund
  (cost: $2,638,388)      --           --            --            --            --         2,531,197        --         2,531,197
Loans to
  participants
  (cost: $3,938,409)      --           --            --            --            --            --         3,938,409     3,938,409
                   ---------------  -----------  -----------  -------------  -----------  ------------  ------------ --------------
Total
  investments....     105,957,648    9,381,619    8,130,948     30,744,915    5,546,110     2,531,197     3,938,409   166,230,846
Receivables:
Due from
  broker.........        --             --           --             41,800       25,600        --            --            67,400
Employee
  contributions..         131,382       14,380       38,262         65,083       12,112        15,282        --           276,501
Employer
  contributions..          73,186        8,970       20,967         37,578        7,170         8,602        --           156,473
                   ---------------  -----------  -----------  -------------  -----------  ------------  ------------ --------------
Total
  receivables....         204,568       23,350       59,229        144,461       44,882        23,884        --           500,374
                   ---------------  -----------  -----------  -------------  -----------  ------------  ------------ --------------
Total assets.....   $ 106,168,170    9,437,978    8,194,334     30,898,002    5,621,284     2,702,399     3,938,409  $166,960,576
Liabilities
Due to broker....         180,210       --           --            --            --           134,590        --      $    314,800
                   ---------------  -----------  -----------  -------------  -----------  ------------  ------------ --------------
Net assets
  available for
  plan benefits..   $ 105,987,960    9,437,978    8,194,334     30,898,002    5,621,284     2,567,809     3,938,409  $166,645,776
                   ---------------  -----------  -----------  -------------  -----------  ------------  ------------ --------------
                   ---------------  -----------  -----------  -------------  -----------  ------------  ------------ --------------

                                                                  EXHIBIT I
                                                                 (continued)

           FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

ALLOCATION OF NET ASSETS AVAILABLE FOR PLAN BENEFITS TO INVESTMENT PROGRAMS DECEMBER 31, 1996


                          FIRST EMPIRE    DIVERSIFIED      MONEY-        BOND     PARTICIPANT
                           STOCK FUND     EQUITY FUND   MARKET FUND      FUND     LOAN ACCOUNT      TOTAL
                         -------------  -------------  ------------  ----------  ------------  --------------
Assets
Cash                       $1,802          31,483          46,773     5,834,009       --       $    5,914,067
Investments,
  at
  current
  value
  Short-
  term
  investments
 (cost:$27,300,067)       432,752      26,591,333          --           275,982        --          27,300,067
Common
  stock
 (cost:$27,304,900)    62,420,544             --           --           --             --          62,420,544
Mutual
  fund
  investments:
Money
  market
  fund (cost: $10,190,613)      --           --        10,190,613        --             --         10,190,613
Loans to
  participants
  (cost:
  $3,103,865)                   --           --            --            --         3,103,865       3,103,865
                         -------------  -------------  ------------  ----------  ------------  --------------
Total
  investments           62,853,296    26,591,333      10,190,613       275,982      3,103,865     103,015,089
Receivables:
Due from
 broker..                  758,309           --            --           --           --              758,309
Employee
  contributions            126,512        73,315          15,061        12,842       --              227,730
Employer
  contributions..           70,797        42,072           9,380         7,649       --              129,898
Interest
  and
  dividends..                  --         21,186           --           10,177       --               31,363
                         -------------  -------------  ------------  ----------  ------------  --------------
Total
  receivables..            955,618       136,573          24,441        30,668       --           1,147,300
                         -------------  -------------  ------------  ----------  ------------  --------------
Net
  assets
available
  for
  plan
  benefits..         $  63,810,716    26,759,389     10,261,827      6,140,659     3,103,865  $  110,076,456
                         -------------  -------------  ------------  ----------  ------------  --------------
                         -------------  -------------  ------------  ----------  ------------  --------------

                                                                      EXHIBIT II

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

        ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                             TO INVESTMENT PROGRAMS

                          YEAR ENDED DECEMBER 31, 1997

                                                                                                   CAPITAL
                                                                                                 APPRECIATION
                                      FIRST EMPIRE    DIVERSIFIED       MONEY-         BOND         EQUITY
                                       STOCK FUND     EQUITY FUND    MARKET FUND       FUND          FUND
                                     --------------  --------------  ------------  ------------  ------------
Additions to net assets available
  for plan benefits
Net investment income:
Interest...........................  $        6,389        --             481,667       --              1,263
Dividends..........................         709,702        --             --            --            498,478
Net realized gain on sale of
  investments......................         271,952        --             --            --              7,632
Net appreciation (depreciation) in
  current value of investments.....      38,791,691        --             --            --            682,974
                                     --------------  --------------  ------------  ------------  ------------
Total net investment income........      39,779,734        --             481,667       --          1,190,347
Contributions:
Employee...........................       4,604,255        --             581,218       --          1,268,562
Employer...........................       2,404,761        --             333,223       --            584,846
                                     --------------  --------------  ------------  ------------  ------------
Total contributions................       7,009,016        --             914,441       --          1,853,408
                                     --------------  --------------  ------------  ------------  ------------
                                         46,788,750        --           1,396,108       --          3,043,755
Deductions from net assets
  available for plan benefits
Benefit payments to participants...      (3,554,481)       --            (923,440)      --           (114,543)
Interfund transfers
Loans, net of repayments...........         201,728        --            (329,683)      --             18,184
Reallocation of investments
  -additions (deductions)..........      (1,258,753)    (26,759,389)     (966,834)   (6,140,659)    5,246,938
                                     --------------  --------------  ------------  ------------  ------------
                                         (1,057,025)    (26,759,389)   (1,296,517)   (6,140,659)    5,265,122
                                     --------------  --------------  ------------  ------------  ------------
Net increase(decrease) in net
  assets available for plan
  benefits.........................  $   42,177,244     (26,759,389)     (823,849)   (6,140,659)    8,194,334
                                     --------------  --------------  ------------  ------------  ------------
                                     --------------  --------------  ------------  ------------  ------------

                                                     U.S.
                                     GROWTH &     GOVERNMENT   INTERNATIONAL
                                   INCOME EQUITY  SECURITIES      STOCK      PARTICIPANT
                                       FUND          FUND          FUND      LOAN ACCOUNT      TOTAL
                                   -------------  -----------  ------------  ------------  --------------
Additions to net assets available
  for plan benefits
Net investment income:
Interest...........................        6,959        1,537           717      317,774   $      816,306
Dividends..........................    5,629,038      341,454       134,590       --            7,313,262
Net realized gain on sale of
  investments......................      207,873          341         3,527       --              491,325
Net appreciation (depreciation) in
  current value of investments.....      415,395      133,241      (107,191)      --           39,916,110
                                   -------------  -----------  ------------  ------------  --------------
Total net investment income........    6,259,265      476,573        31,643      317,774       48,537,003
Contributions:
Employee...........................    2,585,706      502,164       560,999       --           10,102,904
Employer...........................    1,346,256      270,493       281,045       --            5,220,624
                                   -------------  -----------  ------------  ------------  --------------
Total contributions................    3,931,962      772,657       842,044       --           15,323,528
                                   -------------  -----------  ------------  ------------  --------------
                                      10,191,227    1,249,230       873,687      317,774       63,860,531
Deductions from net assets
  available for plan benefits
Benefit payments to participants...   (2,186,987)    (419,390)      (92,370)      --           (7,291,211)
Interfund transfers
Loans, net of repayments...........     (593,516)    (186,142)       54,885      834,544         --
Reallocation of investments
  -additions (deductions)..........   23,487,278    4,977,586     1,731,607     (317,774)        --
                                   -------------  -----------  ------------  ------------  --------------
                                      22,893,762    4,791,444     1,786,492      516,770         --
                                   -------------  -----------  ------------  ------------  --------------
Net increase(decrease) in net
  assets available for plan
  benefits.........................   30,898,002    5,621,284     2,567,809      834,544   $   56,569,320
                                   -------------  -----------  ------------  ------------  --------------
                                   -------------  -----------  ------------  ------------  --------------

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

        ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                             TO INVESTMENT PROGRAMS

                          YEAR ENDED DECEMBER 31, 1996

                                FIRST EMPIRE   DIVERSIFIED      MONEY-        BOND      PARTICIPANT
                                 STOCK FUND    EQUITY FUND   MARKET FUND      FUND      LOAN ACCOUNT      TOTAL
                                -------------  ------------  ------------  -----------  ------------  -------------
Additions to net assets
  available for plan benefits
Net investment income:
Interest......................  $       6,032        79,065       538,656      395,337      257,662   $   1,276,752
Dividends.....................        589,308       348,029       --           --            --             937,337
Net realized gain (loss) on
  sale of investments.........        370,164     3,519,837       --          (169,303)      --           3,720,698
Net appreciation in current
  value of investments........     14,335,054       --            --           --            --          14,335,054
                                -------------  ------------  ------------  -----------  ------------  -------------
Total net investment income...     15,300,558     3,946,931       538,656      226,034      257,662      20,269,841
Contributions:
Employee......................      4,831,299     3,373,541       983,179      747,755       --           9,935,774
Employer......................      2,259,225     1,642,226       453,274      369,240       --           4,723,965
                                -------------  ------------  ------------  -----------  ------------  -------------
Total contributions...........      7,090,524     5,015,767     1,436,453    1,116,995       --          14,659,739
                                -------------  ------------  ------------  -----------  ------------  -------------
                                   22,391,082     8,962,698     1,975,109    1,343,029      257,662      34,929,580
Deductions from net assets
  available for plan benefits
Benefit payments to
  participants................     (2,395,988)   (1,654,459)   (1,179,344)    (515,645)      --          (5,745,436)
Interfund transfers
Loans, net of repayments......        224,748      (218,297)     (341,014)    (120,528)     455,091        --
Reallocation of investments
  -additions (deductions).....        299,205     1,307,566      (617,547)    (731,562)    (257,662)       --
                                -------------  ------------  ------------  -----------  ------------  -------------
                                      523,953     1,089,269      (958,561)    (852,090)     197,429        --
                                -------------  ------------  ------------  -----------  ------------  -------------
Net increase(decrease) in net
  assets available for plan
  benefits....................  $  20,519,047     8,397,508      (162,796)     (24,706)     455,091   $  29,184,144
                                -------------  ------------  ------------  -----------  ------------  -------------
                                -------------  ------------  ------------  -----------  ------------  -------------

                                                                      SCHEDULE I

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

                     SCHEDULE OF ASSETS HELD FOR INVESTMENT

                               DECEMBER 31, 1997

                                NUMBER OF
                                SHARES OR                                    CURRENT VALUE
                                PRINCIPAL                   TOTAL      --------------------------
NAME AND TITLE OF ISSUE           AMOUNT    UNIT COST       COST        PER UNIT       TOTAL
------------------------------  ----------  ----------  -------------  ----------  --------------
Short-term investments
Vision Group of Funds, Inc.
Money Market Fund.............     180,378  $    1.000  $     180,378  $    1.000  $      180,378
Common stock
Financial:
First Empire State
  Corporation*................     227,478     142.987     32,526,509     465.000     105,777,270
Mutual fund investments
Vision Group of Funds, Inc.
Money Market Fund.............   9,381,619       1.000      9,381,619       1.000       9,381,619
Vision Group of Funds, Inc.
Capital Appreciation Fund.....     611,349      12.183      7,447,974      13.300       8,130,948
Vision Group of Funds, Inc.
Growth & Income Equity Fund...   1,997,720      15.182     30,329,520      15.390      30,744,915
Vision Group of Funds, Inc.
U.S. Government Securities
  Fund........................     577,119       9.379      5,412,869       9.610       5,546,110
T. Rowe Price Investment
  Services, Inc.
International Stock Fund......     188,614      13.988      2,638,388      13.420       2,531,197
Loans to participants
7.00%-10.50%, fully secured by
  vested benefits, due 1998
  through 2002................   3,938,409      --          3,938,409      --           3,938,409
                                                          -------------              --------------
Total investments.............                          $  91,855,666               $ 166,230,846
                                                          -------------              --------------
                                                          -------------              --------------

------------------------

*   See note 5 to the financial statements

                                                                     SCHEDULE II

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

     SCHEDULE OF TRANSACTIONS IN EXCESS OF 5% OF FAIR VALUE OF PLAN ASSETS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                          PURCHASES                               SALES/DISTRIBUTIONS
                                ------------------------------  -------------------------------------------------------
                                   NUMBER OF                       NUMBER OF
DESCRIPTION OF ASSET             TRANSACTIONS        COST        TRANSACTIONS      PROCEEDS        BASIS        GAIN
------------------------------  ---------------  -------------  ---------------  -------------  ------------  ---------
Short-term investments:
Vision Group of Funds, Inc.
  Money Market Fund...........           399     $  59,307,554           274     $  86,427,243    86,427,243  $  --
Common stock:
First Empire State
  Corporation.................            34         6,130,503            24         1,837,420     1,565,468    271,952
Mutual fund investments:
Vision Group of Funds, Inc.
Money Market Fund.............            76        11,526,669            35        12,335,663    12,335,663     --
Vision Group of Funds, Inc.
Capital Appreciation Fund.....            51         7,620,592            14           180,250       172,618      7,632
Vision Group of Funds, Inc.
Growth & Income Equity Fund...            48        33,067,731            40         2,946,084     2,738,211    207,873
Vision Group of Funds, Inc.
U.S. Government Securities
  Fund........................            41         6,321,276            29           908,748       908,407        341